Kenneth R. Allen Vice President-Finance and Chief Financial Officer	972.647.6730 Email: kallen@txi.com

TXI REPORTS FIRST QUARTER RESULTS

Dallas, TX - September 25, 2008 - Texas Industries, Inc. (NYSE-TXI) today reported financial results for the quarter ended August 31, 2008. Net income was $10.7 million ($.38 per share) and included after-tax income of $2.9 million ($.10 per share) related to oil and gas lease bonus payments received during the quarter. Net income for the quarter ended August 31, 2007 was $17.9 million ($.64 per share).

General Comments

“TXI is experiencing a tale of two markets,” stated Mel Brekhus, Chief Executive Officer. “In Texas, which accounts for approximately 80% of TXI’s sales, cement consumption continues to significantly exceed cement production capacity. Construction activity in California, on the other hand, has continued to decline, resulting in a level of cement consumption we believe is below production capacity in the state.”

TXI continues to make progress toward adding both 1.4 million tons of additional cement production capacity at its Central Texas plant by late calendar 2009 or early 2010 and an estimated 500,000 tons of additional cement production through planned efficiency efforts at its North Texas plant. Both projects are in addition to the new cement plant in California that was placed into service during the fourth quarter of the prior fiscal year. “We are pleased with the new California plant’s capabilities but market conditions are not allowing us to operate the plant at capacity,” Brekhus added. “After we complete these projects, we will have almost 8 million tons of cement capacity in the two largest cement consuming states in the nation.”

TXI obtained $300 million of debt financing during the quarter which was used in part to pay off $179.5 million in bank debt, with the remainder to be used towards the financing of the Central Texas cement expansion. “This financing is important because it places us in a strong position to weather the current economic conditions and continue our strategic cement growth initiatives,” stated Brekhus. “When the general economy recovers, we plan to be in position to take full advantage of it.”

A teleconference will be held today, September 25, 2008 at 1:00 P.M. Central Daylight Time to further discuss quarter results. A real-time webcast of the conference is available by logging on to TXI’s website at www.txi.com.

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The following is a summary of operating results for our business segments and certain other operating information related to our principal products.

Cement Operations

	Three months ended August 31,
In thousands except per unit	2008	2007

Operating Results
Total cement sales	$111,404	$123,423
Total other sales and delivery fees	9,959	7,712
Total segment sales	121,363	131,135
Cost of products sold	104,557	109,107
Gross profit	16,806	22,028
Selling, general and administrative	(4,704)	(5,011)
Other income	5,203	824
Operating Profit	$17,305	$17,841

Cement
Shipments (tons)	1,218	1,290
Prices ($/ton)	$91.43	$95.69
Cost of sales ($/ton)	$79.26	$79.37

Through the cement segment we produce and sell gray portland cement as our principal product, as well as specialty cements.

Operating profit for the three-month period ended August 31, 2008 was $17.3 million, a decrease of $.5 million from the prior year period.

Total cement sales for the three-month period ended August 31, 2008 decreased $12.0 million from the prior year period on 4% lower average prices and 6% lower shipments. Our Texas market area accounted for approximately 69% of total cement sales in the current period compared to 62% of total cement sales in the prior year period. Average cement prices in our Texas market area increased 1% from the prior year. The decline in construction activity in our California market area resulted in a decrease in bulk and package cement prices and shipments of 8% and 12%, respectively from the prior year period.

Cost of sales for the three-month period ended August 31, 2008 decreased $4.6 million from the prior year period primarily due to lower shipments. Cement unit costs were comparable to the prior year period. Higher energy costs at all our plants were offset by lower maintenance costs related to the timing of scheduled maintenance.

Selling, general and administrative expense for the three-month period ended August 31, 2008 decreased $.3 million from the prior year period primarily due to lower incentive compensation expense.

Other income for the three-month period ended August 31, 2008 increased $4.4 million from the prior year period. Other income in the current period includes a lease bonus payment of $2.8 million received upon the execution of an oil and gas lease on property we own in north Texas. In addition, other income in the current period includes a gain of $1.7 million from the sale of emission credits associated with our California cement operations.

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Aggregate Operations

	Three months ended August 31,
In thousands except per unit	2008	2007

Operating Results
Total stone, sand and gravel sales	$40,679	$39,804
Total other sales and delivery fees	31,118	30,421
Total segment sales	71,797	70,225
Cost of products sold	59,445	55,042
Gross profit	12,352	15,183
Selling, general and administrative	(3,823)	(4,147)
Other income	407	406
Operating Profit	$8,936	$11,442

Stone, sand and gravel
Shipments (tons)	5,201	5,551
Prices ($/ton)	$7.82	$7.17
Cost of sales ($/ton)	$6.28	$5.05

Through the aggregates segment we produce and sell stone, sand and gravel as our principal products, as well as expanded shale and clay lightweight aggregates.

Operating profit for the three-month period ended August 31, 2008 was $8.9 million, a decrease of $2.5 million from the prior year period.

Total segment sales for the three-month period ended August 31, 2008 increased $1.6 million from the prior year period as total stone, sand and gravel sales were up $.9 million on 9% higher average prices and 6% lower shipments.

Cost of sales for the three-month period ended August 31, 2008 increased $4.4 million from the prior year period. Stone, sand and gravel costs increased primarily due to higher production and higher fuel and transportation costs. Our cost of diesel fuel per gallon in the current period increased approximately 73% from the prior year period.

Selling, general and administrative expense for the three-month period ended August 31, 2008 decreased $.3 million from the prior year period primarily due to lower incentive expense.

Other income for the three-month period ended August 31, 2008 was comparable to the prior year period.

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Consumer Products Operations

	Three months ended August 31,
In thousands except per unit	2008	2007

Operating Results
Total ready-mix concrete sales	$78,894	$79,990
Total other sales and delivery fees	16,330	14,536
Total segment sales	95,224	94,526
Cost of products sold	91,744	85,720
Gross profit	3,480	8,806
Selling, general and administrative	(4,315)	(4,905)
Other income	385	176
Operating Profit (Loss)	$(450)	$4,077

Ready-mix concrete
Shipments (cubic yards)	947	998
Prices ($/cubic yard)	$83.30	$80.17
Cost of sales ($/cubic yard)	$81.15	$73.90

Through the consumer products segment we produce and sell ready-mix concrete as our principal product, as well as packaged concrete mix, mortar, sand and related products.

Operating loss for the three-month period ended August 31, 2008 was $.5 million, a decrease in profit of $4.5 million from the prior year period.

Total ready-mix concrete sales for the three-month period ended August 31, 2008 decreased $1.1 million on 4% higher average prices and 5% lower volume.

Cost of sales for the three-month period ended August 31, 2008 increased $6.0 million from the prior year period. Overall ready-mix concrete unit costs increased 10% from the prior year period primarily due to higher raw material costs, as well as higher distribution and transportation costs. Our raw material unit costs in the current period increased approximately 9% from the prior year period. Our cost of diesel fuel per gallon in the current period increased approximately 85% from the prior year period.

Selling, general and administrative expense for the three-month period ended August 31, 2008 decreased $.6 million from the prior year period primarily due to lower incentive compensation expense.

Other income for the three-month period ended August 31, 2008 increased $.2 million from the prior year period. Other income in the current period includes lease bonus payments of $.2 million received upon the execution of oil and gas lease agreements on property we own in north Texas.

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Unallocated Overhead and Other Income

	Three months ended August 31,
In thousands	2008	2007

Other income	$61	$172
Selling, general and administrative	(2,546)	(2,311)
	$(2,485)	$(2,139)

Unallocated overhead and other income relate primarily to certain environmental, engineering and other administrative operating activities not attributable to a specific segment.

Corporate

	Three months ended August 31,
In thousands	2008	2007

Other income	$2,185	$675
Selling, general and administrative	(1,950)	(5,809)
	$235	$(5,134)

Other income for the three-month period ended August 31, 2008 includes a bonus payment of $1.6 million received upon the execution of an oil and gas lease agreement on property we own in north Texas that is not associated with any business segment.

Selling, general and administrative expense for the three-month period ended August 31, 2008 decreased $3.9 million from the prior year period. The decrease was primarily the result of $2.4 million lower incentive compensation expense and $2.3 million lower stock-based compensation, offset in part by an increase in other expenses. Our incentive plans are based on financial performance. Our stock-based compensation includes awards expected to be settled in cash, the expense for which is based on the average stock price at the end of each period until the awards are paid. The impact of changes in our stock price reduced stock-based compensation $5.1 million and $3.0 million during three-month periods ended August 31, 2008 and August 31, 2007, respectively.

Interest

Interest expense incurred for the three-month period ended August 31, 2008 was $9.0 million, of which $1.8 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $7.2 million was expensed. Interest expense incurred for the three-month period ended August 31, 2007 was $6.1 million, all of which was capitalized in connection with our Oro Grande, California cement plant expansion project. Interest expense incurred increased $2.9 million due to higher average outstanding debt and borrowings on life insurance contracts. An additional $26.3 million in interest expense is currently estimated to be capitalized in connection with our Hunter expansion project. We expect to begin the startup and commissioning process during the winter of fiscal year 2010.

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Loss on Debt Retirements

On August 18, 2008, we sold $300 million aggregate principal amount of additional 7.25% senior notes due in 2013 at an offering price of $93.25. The net proceeds were used to repay our $150 million senior term loan and borrowings outstanding under our senior revolving credit facility in the amount of $29.5 million. We recognized a loss on debt retirement of $.9 million representing a write-off of debt issuance costs associated with the mandatory prepayment of the term loan.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on the Company’s business, construction activity in the Company’s markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, changes in costs of raw materials, fuel and energy, the impact of environmental laws, regulations and claims and risks and uncertainties described in the Company’s reports on SEC Forms 10-K, 10-Q and 8-K.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

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(Unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended August 31,
In thousands except per share	2008	2007

NET SALES	$256,392	$263,454

Cost of products sold	223,754	217,437
GROSS PROFIT	32,638	46,017

Selling, general and administrative	17,338	22,183
Interest	7,245	--
Loss on debt retirements	907	--
Other income	(8,241)	(2,253)
	17,249	19,930
INCOME BEFORE INCOME TAXES	15,389	26,087

Income taxes	4,731	8,173
NET INCOME	$10,658	$17,914

Net income per share
Basic	$.39	$.66
Diluted	$.38	$.64

Average shares outstanding
Basic	27,506	27,333
Diluted	27,831	27,896

Cash dividends per share	$.075	$.075

CONSOLIDATED BALANCE SHEETS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Unaudited August 31,	May 31,
In thousands	2008	2008

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$118,548	$39,527
Receivables - net	140,703	155,676
Inventories	142,695	130,181
Deferred income taxes and prepaid expenses	28,449	30,398
TOTAL CURRENT ASSETS	430,395	355,782

OTHER ASSETS
Goodwill	60,110	60,110
Real estate and investments	34,720	59,971
Deferred charges and other	13,907	11,332
	108,737	131,413
PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	154,669	139,544
Buildings	57,026	56,976
Machinery and equipment	1,226,005	1,208,905
Construction in progress	187,049	137,083
	1,624,749	1,542,508
Less depreciation and depletion	527,243	514,744
	1,097,506	1,027,764
	$1,636,638	$1,514,959

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$123,221	$128,497
Accrued interest, wages and other	33,881	47,846
Current portion of long-term debt	229	7,725
TOTAL CURRENT LIABILITIES	157,331	184,068

LONG-TERM DEBT	539,195	401,880

DEFERRED INCOME TAXES AND OTHER CREDITS	111,187	112,498

SHAREHOLDERS’ EQUITY
Common stock, $1 par value	27,538	27,493
Additional paid-in capital	463,559	459,877
Retained earnings	344,872	336,279
Accumulated other comprehensive loss	(7,044)	(7,136)
	828,925	816,513
	$1,636,638	$1,514,959

(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended August 31,
In thousands	2008	2007

OPERATING ACTIVITIES
Net income	$10,658	$17,914
Adjustments to reconcile net income to cash provided by operating activities
Depreciation, depletion and amortization	16,865	13,318
Gains on asset disposals	(280)	(455)
Deferred income taxes	2,543	513
Stock-based compensation expense (credit)	(4,060)	(1,717)
Excess tax benefits from stock-based compensation	(1,212)	(3,287)
Loss on debt retirements	907	--
Other - net	(1,006)	(142)
Changes in operating assets and liabilities
Receivables - net	14,269	(17,458)
Inventories	(12,515)	8,950
Prepaid expenses	1,366	1,735
Accounts payable and accrued liabilities	(16,920)	(5,319)
Net cash provided by operating activities	10,615	14,052

INVESTING ACTIVITIES
Capital expenditures - expansions	(48,037)	(86,133)
Capital expenditures - other	(40,699)	(17,459)
Cash designated for property acquisitions	26,958	--
Proceeds from asset disposals	512	1,288
Investments in life insurance contracts	1,464	(415)
Other - net	192	(24)
Net cash used by investing activities	(59,610)	(102,743)

FINANCING ACTIVITIES
Long-term borrowings	327,250	124,000
Debt retirements	(197,555)	(46,173)
Debt issuance costs	(2,306)	(944)
Stock option exercises	1,480	599
Excess tax benefits from stock-based compensation	1,212	3,287
Common dividends paid	(2,065)	(2,051)
Net cash provided by financing activities	128,016	78,718
Increase (decrease) in cash and cash equivalents	79,021	(9,973)

Cash and cash equivalents at beginning of period	39,527	15,138
Cash and cash equivalents at end of period	$118,548	$5,165

Texas Industries, Inc.
Consolidated Statements of Operations
In $ Thousands

	FY2003	FY2004	FY2005	FY2006	FY2007	FY2008					FY2009
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Shipments
Cement (Thousands of Tons)	4,900	5,298	5,394	5,136	5,074	1,290	1,319	1,142	1,284	5,035	1,218
Aggregates (Thousands of Tons)	19,003	22,282	23,616	25,246	22,114	5,551	5,863	5,010	5,427	21,851	5,201
Ready-mix (Thousands of Cubic Yards)	3,513	3,562	3,678	3,830	3,665	998	1,050	857	939	3,844	947

Price
Cement ($ per Ton)	68.90	68.48	75.05	87.14	95.06	95.69	92.88	91.01	92.49	93.07	91.43
Aggregates ($ per Ton)	5.55	5.43	5.68	6.08	7.03	7.17	7.39	7.52	7.69	7.44	7.82
Ready-mix ($ per Cubic Yard)	57.88	57.94	60.54	69.25	75.87	80.17	80.19	81.26	81.71	80.83	83.30

Net Sales	-
Cement	337,624	362,824	404,823	447,594	482,379	123,423	122,586	103,891	118,773	468,673	111,404
Aggregates	105,521	120,997	134,220	153,480	155,562	39,804	43,324	37,699	41,755	162,582	40,679
Ready-mix	203,349	206,394	222,680	265,254	278,067	79,990	84,233	69,699	76,730	310,652	78,894
Other	117,810	116,108	104,847	118,555	119,798	32,175	31,375	30,155	38,901	132,606	32,275
Interplant	(100,478)	(98,353)	(105,576)	(121,127)	(118,406)	(32,432)	(34,750)	(30,488)	(32,791)	(130,461)	(31,992)
Delivery Fees	54,292	59,209	73,809	80,166	78,850	20,494	21,705	19,579	23,024	84,802	25,132
Net Sales	718,118	767,179	834,803	943,922	996,250	263,454	268,473	230,535	266,392	1,028,854	256,392

Costs and Expenses (Income)
Cost of Products Sold	596,737	637,347	692,414	766,941	760,160	217,437	208,271	190,980	218,331	835,019	223,754
Selling, General and Administrative	70,666	74,814	78,434	88,663	108,106	22,183	21,064	20,717	32,256	96,220	17,338
Interest	14,827	24,102	23,533	31,155	14,074	-	-	-	2,505	2,505	7,245
Loss on Debt Retirements and Spin-off Charges		12,302	894	113,247	48	-	-	-		-	907
Other Income	(4,762)	(40,482)	(22,727)	(47,270)	(36,629)	(2,253)	(3,442)	(2,086)	(23,782)	(31,563)	(8,241)
	677,468	708,083	772,548	952,736	845,759	237,367	225,893	209,611	229,310	902,181	241,003	-	-	-	-
Income from Continuing Operations Before Income Taxes	40,650	59,096	62,255	(8,814)	150,491	26,087	42,580	20,924	37,082	126,673	15,389	-	-	-	-

Income Taxes	13,485	16,819	16,811	(8,225)	49,584	8,173	13,265	6,300	11,521	39,259	4,731
Income from Continuing Operations	27,165	42,277	45,444	(589)	100,907	17,914	29,315	14,624	25,561	87,414	10,658	-	-	-	-

Income (Loss) from Discontinued Operations - net of Income Taxes	(51,362)	(4,378)	79,079	8,691	-					-					-
Income (Loss) before Accounting Change	(24,197)	37,899	124,523	8,102	100,907	17,914	29,315	14,624	25,561	87,414	10,658	-	-	-	-

Cumulative Effect of Accounting Change - net of Income Taxes	-	(1,551)	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income	(24,197)	36,348	124,523	8,102	100,907	17,914	29,315	14,624	25,561	87,414	10,658	-	-	-	-

Texas Industries, Inc.
Consolidated Balance Sheets
In $ Thousands

	5/31/04	5/31/05	5/31/06	5/31/07	8/31/07	11/30/07	2/29/08	5/31/08	8/31/08	11/30/08	2/28/09	5/31/09

Cash	133,053	251,600	84,139	15,138	5,165	26,216	9,632	39,527	118,548
Short-term Investments	-	-	50,606	-	-	-
Accounts Receivable	108,364	117,363	132,849	142,610	160,079	163,990	151,708	155,676	140,703
Inventories	89,373	83,291	102,052	121,467	112,517	112,824	123,735	130,181	142,695
Deferred Income Taxes and Prepaid Expenses	31,553	28,754	33,599	17,621	13,047	19,785	22,482	30,398	28,449
Total Current Assets	362,343	481,008	403,245	296,836	290,808	322,815	307,557	355,782	430,395	-	-	-

Goodwill	61,307	61,307	58,395	58,395	58,395	60,110	60,110	60,110	60,110
Real Estate and Investments	42,430	100,200	125,913	111,414	112,217	48,037	23,834	59,971	34,720
Deferred Income Taxes, Intangibles and Other Charges	39,259	27,571	22,706	11,369	12,031	12,097	11,376	11,332	13,907
Net Assets of Discontinued Operations	798,353	836,100	-	-	-	-	-	-
	941,349	1,025,178	207,014	181,178	182,643	120,244	95,320	131,413	108,737	-	-	-

Property, Plant and Equipment	865,133	882,816	953,474	1,289,654	1,366,431	1,442,445	1,484,417	1,542,508	1,624,749
Accumulated Depreciation	452,324	470,163	483,163	505,432	510,881	517,557	525,274	514,744	527,243
Net Property, Plant and Equipment	412,809	412,653	470,311	784,222	855,550	924,888	959,143	1,027,764	1,097,506	-	-	-
Total Assets	1,716,501	1,918,839	1,080,570	1,262,236	1,329,001	1,367,947	1,362,020	1,514,959	1,636,638	-	-	-

Accounts Payable	53,497	58,022	63,581	109,749	94,516	115,408	89,895	128,497	123,221
Accrued Interest, Wages and Other Items	38,833	49,449	55,059	57,891	41,710	50,568	42,754	47,846	33,881
Current Portion of Long Term Debt	699	688	681	1,340	213	217	221	7,725	229
Total Current Liabilities	93,029	108,159	119,321	168,980	136,439	166,193	132,870	184,068	157,331	-	-	-

Long Term Debt	598,412	603,126	251,505	274,416	353,585	334,517	344,438	401,880	539,195

Convertible Subordinated Debentures	199,937	199,937	159,725	-	-	-	-	-	-	-	-	-

Deferred Income Taxes and Other Credits	63,139	80,050	76,955	90,358	89,400	89,014	90,274	112,498	111,187

Shareholders Equity	761,984	927,567	473,064	728,482	749,577	778,223	794,438	816,513	828,925
Total Liabilities and Shareholders Equity	1,716,501	1,918,839	1,080,570	1,262,236	1,329,001	1,367,947	1,362,020	1,514,959	1,636,638	-	-	-

Texas Industries, Inc.
Consolidated Statements of Cash Flows
In $ Thousands

	FY2003	FY2004	FY2005	FY2006	FY2007	FY2008					FY2009
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
CONTINUING OPERATIONS
Operating Activities
Income from Continuing Operations	27,165	42,277	45,444	(589)	100,907	17,914	29,315	14,624	25,561	87,414	10,658	-	-	-
Adjustments to Reconcile Income from Continuing Operations to Cash Provided (Used) by Continuing Operating Activities

Loss on Debt Retirements	-	12,302	-	107,006	48	-				-	-				-
Loss (Gain) on Asset Disposals	687	(37,997)	(6,582)	(34,768)	(2,917)	(455)	(462)	(279)	(18,214)	(19,410)	(280)
Depreciation, Depletion and Amortization	49,196	47,409	46,474	44,955	46,356	13,318	13,846	13,816	14,597	55,577	16,865
Deferred Income Taxes (Benefit)	(27,726)	319	33,811	6,581	11,354	513	614	3,527	14,913	19,567	2,543
Other - Net	6,000	5,391	8,889	7,570	15,406	(5,146)	(507)	753	6,471	1,571	(5,371)
Changes in Operating Assets and Liabilities				-	-					-
Receivables Sold	(7,321)	(72,032)	-	-	-	-				-
Accounts Receivable - Net	(1,258)	1,052	(8,873)	(5,060)	846	(17,458)	(3,899)	12,312	(20,462)	(29,507)	14,269
Inventories	(1,635)	1,664	6,082	(18,761)	(18,975)	8,950	(307)	(10,911)	(6,446)	(8,714)	(12,515)
Prepaid Expenses	2,099	(5,744)	(1,680)	63	1,392	1,735	185	286	(4,239)	(2,033)	1,366
Accounts Payable and Accrued Liabilities	3,889	(3,011)	17,017	(12,155)	31,541	(5,319)	7,639	(18,287)	13,057	(2,910)	(16,920)
Other Credits	2,819	7,375	3,838	2,527	-	-				-	-				-
Cash Provided (Used) by Continuing Operations	53,915	(995)	144,420	97,369	185,958	14,052	46,424	15,841	25,238	101,555	10,615	-	-	-	-

Investing Activities
Capital Expenditures	(32,327)	(15,887)	(46,178)	(110,245)	(317,658)	(103,592)	(71,496)	(66,592)	(70,845)	(312,525)	(88,736)
Proceeds from Asset Disposals	11,258	47,243	7,136	23,107	5,552	1,288	1,078	1,562	30,994	34,922	512
Purchases of Short-term Investments - net				(50,500)	50,500	-		-		-
Investments in Insurance Contracts	(713)	(1,162)	(58,798)	(4,366)	(6,061)	(415)	65,944	22,611	11,063	99,203	1,464
Other - Net	2,961	(2,875)	(677)	612	(336)	(24)	79	163	(28,850)	(28,632)	27,150
Cash Provided (Used) by Investing Activities	(18,821)	27,319	(98,517)	(141,392)	(268,003)	(102,743)	(4,395)	(42,256)	(57,638)	(207,032)	(59,610)	-	-	-	-

Financing Activities
Long Term Borrowings	366,640	718,097	-	250,000	38,000	124,000	65,000	24,000	153,000	366,000	327,250
Debt Retirements	(371,344)	(592,398)	(699)	(600,700)	(25,521)	(46,173)	(84,064)	(14,076)	(88,053)	(232,366)	(197,555)
Debt Issuance Costs	(1,458)	(16,378)	(39)	(7,363)	-	(944)	(89)	(119)	(1,008)	(2,160)	(2,306)
Debt Retirement Costs		(8,605)	-	(96,029)	(6)	-				-
Interest Rate Swap Terminations		8,358	(6,315)	-	-	-				-
Stock Option Exercises	512	2,541	41,399	7,510	6,394	599	131	1,948	637	3,315	1,480
Common Dividends Paid	(6,315)	(6,336)	(6,643)	(6,908)	(7,517)	(2,051)	(2,052)	(2,058)	(2,061)	(8,222)	(2,065)
Other - Net	(1,961)	(26)	-	-	1,694	3,287	96	136	(220)	3,299	1,212
Cash Provided (Used) by Financing Activities	(13,926)	105,253	27,703	(453,490)	13,044	78,718	(20,978)	9,831	62,295	129,866	128,016	-	-	-	-
Net Cash Provided (Used) by Continuing Operations	21,168	131,577	73,606	(497,513)	(69,001)	(9,973)	21,051	(16,584)	29,895	24,389	79,021	-	-	-	-

DISCONTINUED OPERATIONS
Cash Provided (Used) by Discontinued Operating Activities	(5,797)	12,668	73,104	(7,778)	-					-					-
Cash Used by Discontinued Investing Activities	(23,265)	(14,068)	(28,163)	(2,757)	-					-					-
Cash Used by Discontinued Financing Activities	(2,117)	-	-	340,587	-					-					-
Net Cash Provided (Used) by Discontinued Operations	(31,179)	(1,400)	44,941	330,052	-	-	-	-	-	-	-	-	-	-	-
Increase (Decrease) in Cash and Cash Equivalents	(10,011)	130,177	118,547	(167,461)	(69,001)	(9,973)	21,051	(16,584)	29,895	24,389	79,021	-	-	-	-

Beginning Cash and Cash Equivalents	12,887	2,876	133,053	251,600	84,139	15,138	5,165	26,216	9,632	15,138
Ending Cash and Cash Equivalents	2,876	133,053	251,600	84,139	15,138	5,165	26,216	9,632	39,527	39,527	79,021	-	-	-	-

Texas Industries, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations
In $ Thousands

	FY2003	FY2004	FY2005	FY2006	FY2007	FY2008					FY2009
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
EBITDA Defined
Net Income (Loss) from Continuing Operations	27,165	42,277	45,444	(589)	100,907	17,914	29,315	14,624	25,561	87,414	10,658	-	-	-	-
Plus (minus):
Interest	14,827	24,102	23,533	31,155	14,074	-	-	-	2,505	2,505	7,245	-	-	-	-
Income Taxes (Benefit)	13,485	16,819	16,811	(8,225)	49,584	8,173	13,265	6,300	11,521	39,259	4,731	-	-	-	-
Depreciation, Depletion & Amortization	49,196	47,409	46,474	44,955	46,356	13,318	13,846	13,816	14,597	55,577	16,865	-	-	-	-
Loss on Early Retirement of Debt and Spin-off Charges	-	12,302	894	113,247	48	-	-	-	-	-	907	-	-	-	-
EBITDA	104,673	142,909	133,156	180,543	210,969	39,405	56,426	34,740	54,184	184,755	40,406	-	-	-	-

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, and loss on early retirement of debt
EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Continuing Operating Activities	53,915	(995)	144,420	97,369	185,958	14,052	46,424	15,841	25,238	101,555	10,615	-	-	-	-
Plus (minus):
Changes in Operating Assets and Liabilities	1,407	70,696	(16,384)	33,386	(14,804)	12,092	(3,618)	16,600	18,090	43,164	13,800	-	-	-	-
Deferred Taxes (Benefit)	27,726	(319)	(33,811)	(6,581)	(11,354)	(513)	(614)	(3,527)	(14,913)	(19,567)	(2,543)	-	-	-	-
Income Taxes (Benefit)	13,485	16,819	16,811	(8,225)	49,584	8,173	13,265	6,300	11,521	39,259	4,731	-	-	-	-
Loss (Gain) on Disposal of Assets	(687)	37,997	6,582	34,768	2,917	455	462	279	18,214	19,410	280	-	-	-	-
Interest	14,827	24,102	23,533	31,155	14,074	-	-	-	2,505	2,505	7,245	-	-	-	-
Spin-off Charges	-	-	894	6,241	-	-	-	-	-	-	907	-	-	-	-
Other - net	(6,000)	(5,391)	(8,889)	(7,570)	(15,406)	5,146	507	(753)	(6,471)	(1,571)	5,371	-	-	-	-
EBITDA	104,673	142,909	133,156	180,543	210,969	39,405	56,426	34,740	54,184	184,755	40,406	-	-	-	-

Texas Industries, Inc.
Business Segment Summary
$Thousands

	FY2004	FY2005	FY2006	FY2007	FY2008					FY2009
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Segment Net Sales (Including Delivery Fees)
Cement	383,623	431,895	471,482	504,923	129,497	129,234	110,797	126,457	495,985	121,363
Aggregates	206,970	225,972	256,109	273,958	71,863	75,958	68,166	78,110	294,097	71,797
Consumer Products	274,939	282,512	337,458	335,775	94,526	98,031	82,060	94,616	369,233	95,224
Eliminations	(98,353)	(105,576)	(121,127)	(118,406)	(32,432)	(34,750)	(30,488)	(32,791)	(130,461)	(31,992)
Total Net Sales	767,179	834,803	943,922	996,250	263,454	268,473	230,535	266,392	1,028,854	256,392	-	-	-	-

Operating Profit
Cement	66,069	82,719	110,953	172,331	17,218	33,950	24,299	26,031	101,498	17,305
Aggregtates	19,047	29,902	48,339	31,251	11,660	11,085	5,304	28,043	56,092	8,936
Consumer Products	11,013	5,259	10,349	9,846	4,077	4,607	(481)	3,380	11,583	(450)
Unallocated Overhead and Other Income-Net	26,680	(4,307)	(10,181)	(11,728)	(1,734)	(1,746)	(2,624)	(3,863)	(9,967)	(2,485)
Total Operating Profit	122,809	113,573	159,460	201,700	31,221	47,896	26,498	53,591	159,206	23,306	-	-	-	-

Corporate
Selling, General and Administrative	(28,658)	(33,272)	(39,110)	(45,194)	(5,809)	(7,379)	(6,119)	(14,585)	(33,892)	(1,950)
Interest	(24,102)	(23,533)	(31,155)	(14,074)	-			(2,505)	(2,505)	(7,245)
Loss on Debt Retirements and Spin-off Charges	(12,302)	(894)	(113,247)	(48)	-				-	(907)
Other Income	1,349	6,381	15,238	8,107	675	2,063	545	581	3,864	2,185
Income (loss) from Continuing Operations	59,096	62,255	(8,814)	150,491	26,087	42,580	20,924	37,082	126,673	15,389	-	-	-	-
before Income Taxes

Major Gains (Losses) in Other Income
Unallocated Overhead - Sale of Brick Assets	34,710	-	-	-	-	-	-	-	-	-	-	-	-	-
Aggregates - Sale of Emissions Credits	-	6,225	-	-	-	-	-	-	-					-
Aggregates - Sale of Real Estate	-	-	23,987	-	-	-	-	5,146	5,146					-
Cement - Cement Antidumping Settlement	-	-	-	19,803	-	-	-	-	-					-
Sale of Southern Louisiana Aggregates Operation								10,093	10,093					-
Cement - Sale of Emissions Credits								3,879	3,879					-
Corporate - Oil and Gas Bonus Payment										1,636
Cement - Oil and Gas Bonus Payment										2,781

Please note: Starting with the quarter ending August 2008, we report cement treated material operations and transportation overhead activities, both of which are not significant to operating profit, in our cement segment. Cement treated material operations were previously reported in our aggregate segment. Our transportation overhead activities were previously reported as a part of unallocated overhead and other income-net. The historical quarterly financial data above has not been altered to reflect these reclassifications pending the reclassification for all quarters of FY 2008. The data below is consistent with the reclassification implemented August 2008.

Segment Net Sales (Including Delivery Fees) as Reclassified August 2008
Cement					131,135					121,363
Aggregates					70,225					71,797

Operating Profit as Reclassified August 2008
Cement					17,841					17,305
Aggregates					11,442					8,936
Unallocated Overhead and Other Income-Net					(2,139)					(2,485)